Registration No. 333-148932

    As filed with the Securities and Exchange Commission on September 5, 2008

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ---------

                            EZCHIP SEMICONDUCTOR LTD.
                             (f/k/a LANOPTICS LTD.)
             (Exact name of registrant as specified in its charter)

               Israel                                    Not Applicable
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                                1 Hatamar Street
                                   PO Box 527
                              Yokneam 20692, Israel
               (Address of Principal Executive Offices) (Zip Code)

                 2003 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
                     (f/k/a 2003 ISRAELI SHARE OPTION PLAN)
                            (Full title of the plan)

                              Puglisi & Associates
                          850 Library Avenue, Suite 204
                                  P.O. Box 885
                             Newark, Delaware 19715
                     (Name and address of agent for service)

                               Tel. (302) 738-6680
          (Telephone number, including area code, of agent for service)

                                   Copies to:

          Steven J. Glusband, Esq.                 Aaron M. Lampert, Adv.
        Carter Ledyard & Milburn LLP               Naschitz, Brandes & Co.
               2 Wall Street                           5 Tuval Street
          New York, New York 10005                 Tel-Aviv 67897, Israel
               (212) 732-3200                        (972) (3) 623 5000


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                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this "Amendment"), relates to the Registrant's Registration Statement on Form S-8 (No. 333-148932) filed with the Securities and Exchange Commission (the "Commission") on January 30, 2008 (the "Registration Statement"), pursuant to which the Registrant registered an additional 1,680,000 Ordinary Shares, NIS
0.02 par value, of the Registrant, for issuance under the Registrant's 2003 Amended and Restated Equity Incentive Plan (f/k/a the Registrant's 2003 Israeli Share Option Plan). This Amendment is being filed to update the Registrant Statement solely to reflect the Registrant's name change from LanOptics Ltd. to EZchip Semiconductor Ltd., effective July 22, 2008 and to update exhibits being incorporated by reference into the Registration Statement.

         In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-134593) filed with the Commission on May 31, 2006, as amended, is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                          ---------------------------

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.



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Item 8.  Exhibits.

         4.1      Memorandum of Association of the Registrant (1)

         4.2      Articles of Association of the Registrant (2)

         4.3      LanOptics Ltd. 2003 Amended and Restated Equity Incentive
                  Plan (3)

         5        Opinion of Naschitz, Brandes & Co.*

         23.1     Consent of Naschitz, Brandes & Co. (contained in Exhibit 5)*

         23.2 Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

         24       Power of Attorney (included as part of this Registration
                  Statement)*

         ----------------------------------------

         *     Previously filed.
         (1) Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, registration number 33-52676, filed with the Commission, and incorporated herein by reference.
         (2) Filed as Exhibit 1.2 to the Registrant's Registration Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Commission on March 27, 2008, and incorporated herein by reference.
          (3) Filed as Exhibit 4.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Commission on March 30, 2007, and incorporated herein by reference.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                               provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yokneam, Israel on September 5, 2008.


                                            LANOPTICS LTD.

                                            By: /s/Eli Fruchter
                                                ---------------
                                            Name:  Eli Fruchter
                                            Title: Principal Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 5, 2008, by the following persons in the capacities indicated.

Signature                       Title
---------                       -----

    *                           Chairman of the Board of Directors
-------------
Benny Hanigal

/s/Eli Fruchter                 Principal Executive Officer and Director
---------------
Eli Fruchter

    *                           Chief Accounting and Financial Officer
-----------
Dror Israel

    *                           Director
--------------
Dr. Ran Giladi

    *                           Director
-----------
Karen Sarid

    *                           Director
---------
Shai Saul

    *                           Director
---------------
David Schlachet


Puglisi & Associates            Authorized Representative in the United States
By:    /s/Gregory F. Lavelle
       ---------------------
Name:  Gregory F. Lavelle
Title: Managing Director

*By:   /s/Eli Fruchter
       ---------------
        Eli Fruchter
        (Attorney-in-fact)